UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2023

BorrowMoney.com, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-56175	65-0981503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

512 Bayshore Drive
Fort Lauderdale, Florida 33304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1 (212) 265-2525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 21, 2023, BorrowMoney.com, Inc. (“BorrowMoney.com” or “Company”), (OTC: BWMY), announced that on March 21, 2023, its board of directors unanimously approved a change in auditors from ACCELL AUDIT & COMPLIANCE, P.A. to BARTON CPA, a Texas CPA firm. The Company decided to engage another CPA firm due to a lower audit fee.

During the Company’s two most recent fiscal years ended august 28, 2 022 and august 28, 2021, and during the subsequent interim reporting periods through November 30, 2022, and the interim period through November 30, 2022, there were (1) no disagreements with ACCELL AUDIT & COMPLIANCE, P.A. on any matter of GAAP or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ACCELL AUDIT & COMPLIANCE, P.A. would have caused ACCELL AUDIT & COMPLIANCE, P.A. to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

BORROWMONEY.COM, INC.

Date: March 27, 2023	By:	/s/ Aldo Piscitello
Aldo Piscitello
President

EXHIBIT TABLE

Exhibit No.
1	Exhibit Auditor Consent